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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 26, 1996, with respect to the financial statements of Boca Raton Hotel and Club Limited Partnership included in the Registration Statement (Form S-4) and related Prospectus of Florida Panthers Holdings, Inc. expected to be filed on or about June 10, 1997.

                                            /s/ Ernst & Young LLP

                                            ------------------------------------
                                            ERNST & YOUNG LLP

West Palm Beach, Florida
June 6, 1997